Resonant Inc. Reports Third Quarter 2019 Financial Results and Provides Business Update

GOLETA, CA - November 5, 2019 - Resonant Inc. (NASDAQ: RESN), a leader in transforming the way radio frequency, or RF, front-ends are being designed and delivered for mobile handset and wireless devices, today announced financial results for the third quarter ended September 30, 2019 and provided an update on its operational progress.
“In the third quarter, we announced a definitive agreement with the world’s largest RF filter manufacturer, through which we subsequently received a strategic investment and executed a multi-year commercial agreement for multiple 5G mobile devices,” stated George B. Holmes, Chairman and CEO of Resonant. “Momentum is growing overall, as our customers shipped more than 1.5 million units in the third quarter, greater than the first half of 2019.
“We strengthened our balance sheet with $10 million in gross proceeds from an equity investment in the third quarter and receipt of $2 million in prepaid royalties under the multi-year commercial agreement early in the fourth quarter. All in, we are executing on our long-term growth strategy from a solid base, with the validation of a world leader on our technology and IP, our Infinite Synthesized Networks (ISN®) software tools, and with a go to market model that makes Resonant a disruptive force in a rapidly growing RFFE market.”

Recent Highlights

•	Signed a multi-year commercial agreement with the world’s leading RF filter manufacturer.

◦	Received first payment expected under the $9 million-dollar multi-year commercial agreement.

•	Resonant customers shipped more than 1.5 million units in the third quarter of 2019, exceeding first half of 2019 shipments.

•	Resonant technology has been identified by a third-party teardown company, now in a third tier one mobile phone.

•	Announced partnership with Teledyne Scientific & Imaging to develop manufacturing processes for high frequency, wide bandwidth RF filter solutions.

For the Third Quarter ended September 30, 2019 Compared to Second Quarter Ended June 30, 2019:

•	Revenues of $79,000, compared to revenues of $63,000.

•	Research and development expenses of $4.6 million, comparable with last quarter.

•	Sales, marketing and administration expenses of $3.0 million, comparable with last quarter.

•	Operating loss of $7.5 million, compared to $7.6 million.

•
Net loss of $7.4 million, or $(0.26) per share, based on 29.2 million weighted average shares outstanding, compared to net loss of $7.5 million, or $(0.27) per share, based on 28.2 million weighted average shares outstanding.

•	Non-GAAP, adjusted EBITDA of $(5.9) million, or $(0.20) per share, compared to $(5.9) million, or $(0.21) per share.

•
Cash and cash equivalents of $14.7 million as of September 30, 2019, compared to $10.5 million at June 30, 2019. During three months ended September 30, 2019, Resonant received approximately $10 million in gross proceeds from the sale of common stock in a private placement transaction.

•	Subsequent to quarter end, the company received $2 million as the first prepaid royalty payment.

Conference Call and Webcast
Date: Tuesday, November 5, 2019
Time: 1:30 p.m. Pacific standard time (4:30 p.m. Eastern standard time)
U.S. Dial-in: 1-877-423-9813
International Dial-in: 1-201-689-8573
Conference ID: 13695606
Webcast: RESN Q3 2019 Webcast

Please dial in at least 10 minutes before the start of the call to ensure timely participation.
A playback of the call will be available through December 5, 2019. To listen, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally. Please use the replay pin number 13695606. A webcast will also be available for 90 days on the IR section of the Resonant website or by clicking here: RESN Q3 2019 Webcast.

Note about Non-GAAP Financial Measures
A non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles, or GAAP. Non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. Other companies may use different non-GAAP measures and presentation of results.

In addition to financial results presented in accordance with GAAP, this press release presents adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA is determined by taking net loss and adding interest, taxes, depreciation, amortization and stock-based compensation expenses. The company believes that this non-GAAP measure, viewed in addition to and not in lieu of net loss, provides useful information to investors by providing a more focused measure of operating results. This metric is an integral part of the Company’s internal reporting to evaluate its operations and the performance of senior management. A reconciliation of adjusted EBITDA to net loss, the most comparable GAAP measure, is available in the accompanying financial tables below. The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.
About Resonant Inc.
Resonant (NASDAQ: RESN) is transforming the market for RF front-ends (RFFE) by disrupting the RFFE supply chain through the delivery of solutions that leverage our Infinite Synthesized Network (ISN) software tools platform, capitalize on the breadth of our IP portfolio, and are delivered through our services offerings. In a market that is critically constrained by limited designers, tools and capacity, Resonant addresses these critical problems by providing customers with ever increasing design efficiency, reduced time to market and lower unit costs. Customers leverage Resonant’s disruptive capabilities to design cutting edge filters and modules, while capitalizing on the added stability of a diverse supply chain through Resonant’s fabless ecosystem-the first of its kind. Working with Resonant, customers enhance the connectivity of current mobile devices, while preparing for the demands of emerging 5G applications.
To learn more about Resonant, view the series of videos published on its website that explain Resonant's technologies and market positioning:

•	Resonant Corporate Video

•	ISN® and XBAR: Speeding the Transition to 5G

•	Infinite Synthesized Networks, ISN® Explained

•	What is an RF Filter?

•	RF Filter Innovation

•	Transforming the Mobile Filter Supply Chain

For more information, please visit www.resonant.com.

Resonant uses its website (https://www.resonant.com) and LinkedIn page (https://www.linkedin.com/company/resonant-inc-/) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and Resonant may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company’s website and its social media accounts in addition to following the company’s press releases, SEC filings, public conference calls, and webcasts.
About Resonant’s ISN® Technology
Resonant can create designs for difficult bands, modules and other complex RF Front End requirements that we believe have the potential to be manufactured for half the cost and developed in half the time of traditional approaches. ISN is a suite of proprietary mathematical methods, software design tools and network synthesis techniques that enable us to explore a much larger set of possible design solutions that regularly incorporate our proprietary technology. We then quickly deliver design simulations to our customers, which they manufacture or have manufactured by one of our foundry partners. These improved solutions still use Surface Acoustic Wave (SAW) or Temperature Compensated Surface Acoustic Wave (TC-SAW) manufacturing methods and perform as well as those using higher cost manufacturing methods such as Bulk Acoustic Wave (BAW). Resonant's method delivers excellent predictability, enabling achievement of the desired product performance in roughly half as many turns through the fab. In addition, because Resonant's models are fundamental, integration with its foundry and fab customers is seamless because its models speak the "fab language" of basic material properties and dimensions.

Safe Harbor / Forward-Looking Statements
This press release contains forward-looking statements, which include the following subjects, among others: the status of filter designs under development, the capabilities of our filter designs and software tools, the timing and amount of future revenues, and our views on future financial performance and market share. Forward-looking statements are made as of the date of this document and are inherently subject to risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, including, without limitation, the following: our limited operating history; our ability to complete designs that meet customer specifications; the ability of our customers (or their manufacturers) to fabricate our designs in commercial quantities; our customers’ ability to sell products incorporating our designs to their OEM customers; changes in our expenditures and other uses of cash; the ability of our designs to significantly lower costs compared to other designs and solutions; the risk that the intense competition and rapid technological change in our industry renders our designs less useful or obsolete; our ability to find, recruit and retain the highly skilled personnel required for our design process in sufficient numbers to support our growth; our ability to manage growth; and general market, economic and business conditions. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report (Form 10-K) or Quarterly Report (Form 10-Q) filed with the Securities and Exchange Commission. Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation or undertaking to update forward-looking statements.

Investor Relations Contact:
Moriah Shilton, LHA Investor Relations 1-415-315-2362

Resonant Inc.
Condensed Consolidated Balance Sheets

	September 30, 2019	December 31, 2018
	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$14,663,000	$4,394,000
Investments held-to-maturity	—	16,863,000
Other current assets	2,268,000	529,000
TOTAL CURRENT ASSETS	16,931,000	21,786,000
PROPERTY AND EQUIPMENT, NET	1,710,000	1,987,000
OPERATING LEASE RIGHT-OF-USE ASSETS	2,642,000	—
NONCURRENT ASSETS	2,598,000	2,471,000
TOTAL ASSETS	$23,881,000	$26,244,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$2,971,000	$2,994,000
Deferred revenue	2,109,000	271,000
Operating lease liabilities, current	600,000	—
TOTAL CURRENT LIABILITIES	5,680,000	3,265,000
Operating lease liabilities, net of current portion	2,217,000	81,000
STOCKHOLDERS’ EQUITY
Common stock	32,000	27,000
Additional paid-in capital	130,623,000	115,450,000
Accumulated other comprehensive loss	(25,000)	(15,000)
Accumulated deficit	(114,646,000)	(92,564,000)
TOTAL STOCKHOLDERS’ EQUITY	15,984,000	22,898,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$23,881,000	$26,244,000

Resonant Inc.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
REVENUES	$79,000	$63,000	$115,000	$276,000	$396,000
OPERATING EXPENSES
Research and development	4,609,000	4,633,000	3,584,000	13,628,000	10,185,000
Sales, marketing and administration	2,952,000	2,994,000	3,002,000	8,931,000	8,500,000
TOTAL OPERATING EXPENSES	7,561,000	7,627,000	6,586,000	22,559,000	18,685,000
NET OPERATING LOSS	(7,482,000)	(7,564,000)	(6,471,000)	(22,283,000)	(18,289,000)
OTHER INCOME
Interest and investment income	42,000	72,000	177,000	220,000	323,000
Other income (expense)	(7,000)	(6,000)	8,000	(18,000)	4,000
TOTAL OTHER INCOME	35,000	66,000	185,000	202,000	327,000
LOSS BEFORE INCOME TAXES	(7,447,000)	(7,498,000)	(6,286,000)	(22,081,000)	(17,962,000)
Provision for (benefit from) income taxes	—	—	(11,000)	1,000	(19,000)
NET LOSS	$(7,447,000)	$(7,498,000)	$(6,275,000)	$(22,082,000)	$(17,943,000)
NET LOSS PER SHARE – BASIC AND DILUTED	$(0.26)	$(0.27)	$(0.23)	$(0.78)	$(0.73)
Weighted average shares outstanding — basic and diluted	29,169,495	28,150,497	27,006,046	28,295,248	24,645,658

Resonant Inc.
Reconciliation of non-GAAP Information
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2019	June 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018

Net loss (GAAP)	$(7,447,000)	$(7,498,000)	$(6,275,000)	$(22,082,000)	$(17,943,000)
Add (subtract) the following items:
Interest income	(42,000)	(72,000)	(177,000)	(220,000)	(323,000)
R&D stock compensation	703,000	690,000	686,000	2,026,000	2,033,000
SM&A stock compensation	686,000	767,000	682,000	2,174,000	1,925,000
R&D depreciation and amortization	183,000	201,000	184,000	589,000	535,000
SM&A depreciation and amortization	51,000	47,000	26,000	146,000	65,000
Provision for (benefit from) income taxes	—	—	(11,000)	1,000	(19,000)
Adjusted EBITDA (non-GAAP)	$(5,866,000)	$(5,865,000)	$(4,885,000)	$(17,366,000)	$(13,727,000)
Adjusted EBITDA (non-GAAP) per share – basic and diluted	$(0.20)	$(0.21)	$(0.18)	$(0.61)	$(0.56)
Weighted average shares outstanding — basic and diluted	29,169,495	28,150,497	27,006,046	28,295,248	24,645,658

R&D: research and development
SM&A: sales, marketing and administration